Exhibit 20

MONTHLY NOTEHOLDERS STATEMENT

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

SERIES 2001-A and SERIES 2002-A and SERIES 2003-A

Pursuant to the Pooling and Servicing Agreement, dated as of January 17, 1996 (as may be amended, from time to time, the “Agreement”), as supplemented by the Series 2001-A, 2002-A and 2003-A Supplements (as amended and Supplemented, the “Series Supplement”), each among World Financial Network National Bank, as Servicer, WFN Credit Company, LLC as Transferor and the Harris Trust, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust.  The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:	Feb-04
Determination Date:	11-Mar-04
Distribution Date:	15-Mar-04
Number of Days in period	27

I.  DEAL PARAMETERS

		Series 2001-A	Series 2002-A	Series 2003-A
(a)	Class A-1 Initial Investor Interest	$702,000,000.00	$468,000,000.00	$100,000,000.00
(b)	Class A-2 Initial Investor Interest	$0.00	$0.00	$368,000,000.00
(c)	Class B Initial Investor Interest	$76,500,000.00	$51,000,000.00	$51,000,000.00
(d)	Class C-1/Collateral Initial Investor Interest	$121,500,000.00	$81,000,000.00	$40,000,000.00
(e)	Class C-2 Initial Investor Interest	$0.00	$0.00	$41,000,000.00
(f)	Total Initial Interest (a + b + c + d + e)	$900,000,000.00	$600,000,000.00	$600,000,000.00

(g)	Class A Initial Investor Interest %	78.00%	78.00%	78.00%
(h)	Class B Initial Investor Interest %	8.50%	8.50%	8.50%
(i)	Class C/Collateral Initial Interest %	13.50%	13.50%	13.50%

(j)	Required Retained Transferor Percentage	4.00%	4.00%	4.00%
(k)	Additional Minimum Transferor Percentage (2% Nov-Jan; 0% otherwise)	0.00%	0.00%	0.00%

(l)	LIBOR rate as of most recent reset day	1.09375%	1.09375%	1.09375%

(m)	Class A-1 Rate (2001-A LIBOR +.24; 2002-A LIBOR +.43; 2003-A LIBOR +.42)	1.33%	1.52%	1.51%
(n)	Class A-1 Swap Rate	5.11%	3.95%	4.49%

(o)	Class A-2 Rate (2003-A LIBOR +.37)	0.00%	0.00%	1.46%
(p)	Class A-2 Swap Rate	0.00%	0.00%	4.49%

(q)	Class B Noteholder Rate (2001-A LIBOR +.67; 2002-A LIBOR +1.25; 2003-A LIBOR + 1.10)	1.76%	2.34%	2.19%
(r)	Class B Swap Rate	5.54%	4.77%	5.60%

(s)	Class C-1 Rate (2001-A LIBOR +1.55; 2002-A LIBOR +2.95; 2003-A LIBOR +2.95)	2.63%	4.04%	4.04%
(t)	Class C-1 Swap Rate	6.47%	6.51%	7.65%

(u)	Class C-2 Rate (2003-A LIBOR +2.45)	0.00%	0.00%	3.54%
(v)	Class C-2 Swap Rate	0.00%	0.00%	7.65%

(w)	Servicing Fee Percentage	2.00%	2.00%	2.00%

II.  INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

		Series 2001-A	Series 2002-A	Series 2003-A

Monthly Period (2001-A 36 months; 2002-A 60 months; 2003-A 60 months)		30	16	8

(a)	Beginning of Period Class A Invested Amount	$702,000,000.00	$468,000,000.00	$468,000,000.00
(b)	Beginning of Period Class B Invested Amount	$76,500,000.00	$51,000,000.00	$51,000,000.00
(c)	Beginning of Period Class C/Collateral Interest	$121,500,000.00	$81,000,000.00	$81,000,000.00
(d)	Beginning of Period Total Invested Amount	$900,000,000.00	$600,000,000.00	$600,000,000.00

(e)	End of Period Class A Invested Amount	$702,000,000.00	$468,000,000.00	$468,000,000.00
(f)	End of Period Class B Invested Amount	$76,500,000.00	$51,000,000.00	$51,000,000.00
(g)	End of Period Class C/Collateral Interest	$121,500,000.00	$81,000,000.00	$81,000,000.00
(h)	End of Period Total Invested Amount	$900,000,000.00	$600,000,000.00	$600,000,000.00

(i)	Floating Allocation Percentage (e / (I.a))	37.44%	24.96%	24.96%
(j)	Class A Floating Allocation Percentage (a / d)	78.00%	78.00%	78.00%
(k)	Class B Floating Allocation Percentage (b / d)	8.50%	8.50%	8.50%
(l)	Class C/Collateral Allocation Percentage (c / d)	13.50%	13.50%	13.50%

(m)	Floating Allocation of Defaulted Amount	$6,618,540.86	$4,412,360.58	$4,412,360.58

III. RECEIVABLES IN THE TRUST

(a)	Beginning of the Month Principal Receivables	$2,403,684,012.53

(b)	Collection of Principal Receivables	$420,918,734.88
(c)	Defaulted Receivables (principal charge-offs):	$17,676,534.29
(d)	Dilution (Principal net of Debit Adjustments):	$40,937,048.08
(e)	Sales (principal receivables generated):	$385,765,392.08
(f)	Net (Removal)/Addition of Principal Receivables:	$0.00

(g)	End of Month Principal Receivables (a - b - c - d + e + f)	$2,309,917,087.36

(h)	Recoveries of previously Charged-off Receivables:	$5,348,397.47

(i)	Beginning of the Month Finance Charge Receivables	$77,773,899.64
(j)	End of the Month Finance Charge Receivables	$70,938,288.12

(k)	Total Receivables as of 6 months prior to this distribution date	$2,260,621,395.74

IV.  RECEIVABLES PERFORMANCE SUMMARY

COLLECTIONS:
(a)	Collections of Principal Receivables		$420,918,734.88
(b)	Collections of Finance Charge Receivables		$64,213,061.08
(c)	Total Collections (a+b).		$485,131,795.96
(d)	Monthly Payment Rate (% of Total Receivables Outstanding (at beginning of month))		20.18%

DELINQUENCIES AND LOSSES:
End of the month delinquencies:
(e)	1-30 days delinquent (CA1)		$133,227,909.79			51.58%
(f)	31-60 days delinquent (CA2)		$42,017,126.71			16.27%
(g)	61-90 days delinquent (CA3)		$27,820,832.99			10.77%
(h)	91-120 days delinquent (CA4)		$22,138,519.70			8.57%
(i)	121-150 days delinquent (CA5)		$17,691,672.85			6.85%
(j)	151+ days delinquent (CA6)		$15,415,986.47			5.97%

(k)	Total delinquencies (e +f + g + h + i + j)		$258,312,048.51			100.00%

CHARGE-OFFS:
(l)	Gross Principal Charge-Offs (% of Total Principal Receivables (at end of month))		9.18%	(annualized	)
(m)	Gross Principal Charge-Offs (% of Total Principal Receivables (as of 6 months prior))		0.78%
	(1.)	Gross Principal Charge-Offs (% of Total Principal Receivables (as of 6 months prior))	9.38%	(annualized	)
(n)	Net Principal Charge-Offs (% of Total Principal Receivables (at end of month))		6.40%	(annualized	)

YIELD:
(o)	Portfolio Yield		23.98%	(annualized	)
(p)	Base Rate		6.77%	(annualized	)
(q)	Excess Finance Charge Collections %		17.21%	(annualized	)

V. TRANSFEROR INTEREST

(a)	Required Retained Transferor Percentage		4.00%
(b)	Additional Minimum Transferor Percentage (2% Nov-Jan; 0% otherwise)		0.00%

(c)	Beginning Transferor’s Interest		$95,591,526.98
(d)	Ending Transferor’s Interest		$88,529,804.12
(e)	Required Transferor’s Interest ((V.a + V.b)*V.h)		$92,857,662.30
(f)	Excess Funding Account Balance at end of Monthly Period		$11,524,470.03
(g)	Principal and Principal Funding Account Balance at end of Monthly Period		$0.00
(h)	Sum of Principal Receivables at end of Monthly Period, Excess Funding Account, Principal Account and Pricipal Funding Account at end of Monthly Period (f +h+ III.g)		$2,321,441,557.39

VI.  TRUST ACCOUNT BALANCES AND EARNINGS

		Series 2001-A	Series 2002-A	Series 2003-A
ACCOUNT BALANCES:
(a)	Finance Charge Account	$4,248,107.60	$2,258,662.33	$2,753,556.33
(b)	Cash Collateral Account	$22,521,049.42	$15,015,167.52	$15,000,232.35
(c)	Spread Account	$9,008,419.76	$6,005,615.65	$6,015,719.60

INTEREST AND EARNINGS:
(d)	Interest and Earnings on Finance Charge Account	$5,159.20	$3,257.33	$2,936.41
(e)	Interest and Earnings on Cash Collateral Account	$21,049.42	$15,167.52	$14,021.67
(f)	Interest and Earnings on Spread Account	$8,419.76	$5,615.65	$5,622.63

VII.  ALLOCATION and APPLICATION of COLLECTIONS

		Series 2001-A	Series 2002-A	Series 2003-A
(a)	Floating Allocation of Finance Charges	$24,069,200.41	$16,047,086.04	$16,045,619.27

(b)	Class A-1 Monthly Interest	$702,219.38	$534,836.25	$113,531.25
(c)	Class A-2 Monthly Interest	$0.00	$0.00	$403,995.00

(d)	Class A-1 Swap Payment Due to Swap Provider	$1,988,195.62	$851,613.75	$223,218.75
(e)	Class A-2 Swap Payment Due to Swap Provider	$0.00	$0.00	$835,245.00

(f)	Class B Monthly Interest	$101,195.16	$89,648.44	$83,910.94
(g)	Class B Swap Payment Due to Swap Provider	$216,662.34	$92,804.06	$130,289.06

(h)	Servicing Fee ((II.e*II.a)/12)	$1,500,000.00	$1,000,000.00	$1,000,000.00

(i)	Class C-1 Monthly Interest	$240,040.98	$245,657.81	$121,312.50
(j)	Class C-2 Monthly Interest	$0.00	$0.00	$108,970.31

(k)	Class C-1 Swap Payment Due to Swap Provider	$348,667.03	$149,824.69	$108,187.50
(l)	Class C-2 Swap Payment Due to Swap Provider	$0.00	$0.00	$126,267.19

(m)	Investor Default Amounts	$6,618,540.86	$4,412,360.58	$4,412,360.58
(n)	Uncovered Dilution Amounts	$0.00	$0.00	$0.00
(o)	Unreimbursed Investor Chargeoffs and Reallocated Principal Collections	$0.00	$0.00	$0.00

(p)	Required to be Deposited into Cash Collateral Account	$0.00	$0.00	$0.00
(q)	Required Reserve Account Amount	$3,892,500.00	$0.00	$0.00
(r)	Required to be Deposited into the Spread Account	$0.00	$0.00	$0.00

(s)	Required Payments and Deposits Relating to Interest Rate Swaps	$0.00	$0.00	$0.00
(t)	Other Payments Required to be made	$0.00	$0.00	$0.00

(u)	Excess Finance Charge Collections (a-b-c-d-e-f-g-h-i-j-k-l-m-n-o-p-q-r-s-t)	$8,461,179.04	$8,670,340.46	$8,378,331.19

VIII.  INVESTOR CHARGE-OFFS

		Series 2001-A	Series 2002-A	Series 2003-A
(a)	Investor Defaults and Uncovered Dilution	$6,618,540.86	$4,412,360.58	$4,412,360.58
(b)	Reimbursed from Available Funds	$6,618,540.86	$4,412,360.58	$4,412,360.58
(c)	Reimbursed from Cash Collateral Account	$0.00	$0.00	$0.00
(d)	Reimbursed from Reallocated Principal Collections	$0.00	$0.00	$0.00
(e)	Total reimbursed in respect of Investor Defaults and Dilution	$6,618,540.86	$4,412,360.58	$4,412,360.58
(f)	Investor Charge-off (a - e)	$0.00	$0.00	$0.00

IX.  YIELD and BASE RATE

		Series 2001-A	Series 2002-A	Series 2003-A
Base Rate
(Class A Monthly Interest, Class B Monthly Interest, Collateral Monthly Interest and Investor Servicing Fee divided by Investor Interest.

(a)	Base Rate (current month)	7.33%	6.37%	7.01%
(b)	Base Rate (prior month)	7.34%	6.37%	7.01%
(c)	Base Rate (2 months prior)	7.31%	6.37%	7.01%

(d)	3 Month Average Base Rate	7.33%	6.37%	7.01%

Gross Portfolio Yield
(Finance Charge Collections allocable to investors/total invested amount)

(e)	Gross Portfolio Yield (current month)	32.09%	32.09%	32.09%
(f)	Gross Portfolio Yield (prior month)	26.34%	26.34%	26.34%
(g)	Gross Portfolio Yield (2 months prior)	24.06%	24.06%	24.06%

(h)	3 Month Average Gross Portfolio Yield	27.50%	27.50%	27.50%

Portfolio Yield
(Finance Charge Collections allocable to investors less investor defaulted amount/total invested amount)

(i)	Portfolio Yield (current month)	23.27%	23.27%	23.27%
(j)	Portfolio Yield (prior month)	17.71%	17.71%	17.71%
(k)	Portfolio Yield (2 months prior)	14.83%	14.83%	14.83%

(l)	3 Month Average Portfolio Yield	18.60%	18.60%	18.60%

Portfolio Adjusted Yield
(Portfolio Yield (2001A includes 50 bps reduction))

(m)	Portfolio Adjusted Yield (current month)	15.44%	16.90%	16.26%
(n)	Portfolio Adjusted Yield (prior month)	9.87%	11.34%	10.70%
(o)	Portfolio Adjusted Yield (2 months prior)	7.02%	8.47%	7.82%

(p)	Portfolio Adjusted Yield (3 month avg)	10.87%	12.24%	11.59%

Excess Spread Percentage
(Portfolio Yield less Base Rate)

(q)	Portfolio Adjusted Yield (current month)	15.94%	16.90%	16.26%
(r)	Portfolio Adjusted Yield (prior month)	10.37%	11.34%	10.70%
(s)	Portfolio Adjusted Yield (2 months prior)	7.52%	8.47%	7.82%

(t)	Portfolio Adjusted Yield (3 month average)	11.28%	12.24%	11.59%

IX.  ACCUMULATION and PRINCIPAL FUNDING ACCOUNT

		Series 2001-A	Series 2002-A	Series 2003-A

(a)	Cumulative Class A principal distributed to PFA (as of prior distribution date)	$0.00	$0.00	$0.00
(b)	Class A Principal deposited in the PFA	$0.00	$0.00	$0.00
(c)	Total Class A Principal deposited in the PFA (a + b)	$0.00	$0.00	$0.00

(d)	Cumulative Class B principal distributed to PFA (as of prior distribution date)	$0.00	$0.00	$0.00
(e)	Class B Principal deposited in the PFA	$0.00	$0.00	$0.00
(f)	Total Class B Principal deposited in the PFA (a + b)	$0.00	$0.00	$0.00

(g)	Cumulative Class C principal distributed to PFA (as of prior distribution date)	$0.00	$0.00	$0.00
(h)	Class C Principal deposited in the PFA	$0.00	$0.00	$0.00
(i)	Total Class C Principal deposited in the PFA (a + b)	$0.00	$0.00	$0.00

(j)	Ending PFA balance (c + f+ i)	$0.00	$0.00	$0.00

X.  PRINCIPAL REPAYMENT

		Series 2001-A	Series 2002-A	Series 2003-A

(a)	Class A Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00
(b)	Class A Principal Payments	$0.00	$0.00	$0.00
(c)	Total Class A Principal Paid (a + b)	$0.00	$0.00	$0.00

(d)	Class B Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00
(e)	Class B Principal Payments	$0.00	$0.00	$0.00
(f)	Total Class B Principal Paid (d + e)	$0.00	$0.00	$0.00

(g)	Class C Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00
(h)	Class C Principal Payments	$0.00	$0.00	$0.00
(i)	Total Class C Principal Paid (g + h)	$0.00	$0.00	$0.00

World Financial Network National Bank, as Servicer

By:

Name:

Title: